Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cameron Durrant, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of KaloBios Pharmaceuticals, Inc. for the quarter ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name:	Cameron Durrant
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	May 11, 2017